SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549
                           ___________

                           FORM 8-A/A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                     SUSA PARTNERSHIP, L.P.
     (Exact name of registrant as specified in its charter)

           Tennessee                         62-1554135
    (State of incorporation               (I.R.S. Employer
       or organization)                  Identification No.)

            10440 Little Patuxent Parkway, Suite 1100
                    Columbia, Maryland  21004
  (Address of principal executive offices, including zip code)
                   ___________________________

If this form relates to                If this form related to
the registration of a                  the registration of a class
class of debt securities               of debt securities and is
and is effective upon                  to become effective
filing pursuant to                     simultaneously with the
General Instruction                    effectiveness of a
A(c)(1), please check                  concurrent registration
the following box: [X]                 statement under the
                                       Securities Act of 1933
                                       pursuant to General
                                       Instruction A(c)(2),
                                       please check the following
                                       box [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                 Name of each exchange on
     to be so registered                 which each class is to be
                                         registered

SUSA Partnership, L.P. 7.125%            New York Stock Exchange
Notes due November 1, 2003

Securities to be registered pursuant to Section 12(g) of the Act:


                              None

Note: The purpose of this amendment is to include the stated maturity and interest rate on the debt securities previously registered.

Item 1.   Description of Registrant's Securities to be Registered


          A description of the 7.125% Notes due November 1, 2003, of SUSA Partnership, L.P. (the "Partnership"), is set forth under "Description of Notes," appearing on pages S-28 through S-32 of the Prospectus Supplement, dated November 4, 1996, and under "Description of Debt Securities," appearing on pages 3 through 15 of the accompanying Prospectus, which, together with the Prospectus Supplement, was filed by the Partnership with the Securities and Exchange Commission pursuant to Rule 424(b) on November 4, 1996 under the Securities Act of 1933 and is incorporated by reference herein.

Item 2.   Exhibits

          All exhibits required by Instruction II to Item 2 will be supplied to the New York Exchange.

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
                           SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.



                                   SUSA PARTNERSHIP, L.P.
                                   a Tennessee limited partnership
                                   By: Storage USA, Inc.,
                                       a Tennessee corporation,
                                       its general partner



                                   /s/ Thomas E. Robinson
 Dated:  November 25, 1996          By: Thomas E. Robinson
                                        President and Chief
                                        Financial Officer

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